EXHIBIT 10.3(G)
THE    The CIT Group/
CIT    Credit Finance
GROUP  1211 Avenue of the Americas
       New York, NY  10036
       Tel:  212-790-9100
       Fax: 212-790-9123



April 26, 1999

Pharmaceutical Formulations, Inc.
460 Plainfield Ave.
Edison, New Jersey 08817

Re: Loan and Security Agreement, dated August 4, 1989, between The CIT Group/Credit Finance, Inc., assignee of Fidelcor Business Credit Corpration ("Lender"), and Private Formulations, Inc., predecessor by merger of Pharmaceutical Formulations, Inc., ("Borrower") (as amended, the "Loan Agreement") and all related guaranties, security agreements, documents and instruments (collectively, the "Financing Agreements")

Gentlemen:

You have requested and we have agreed to amend the Financing Agreements as set forth below, effective as of the date hereof unless otherwise indicated. Capitalized terms appearing below that are not defined below shall have the meanings given in the Loan Agreement.

     1. You have requested a temporary advance of $2,000,000 in excess of the contractual ratios set forth in Section 10 of the Loan Agreement ("the Overadvance"), through March 1, 2000. We have agreed to make the Overadvance subject to the terms of this letter agreement. Borrower agrees that the overadvance will be reduced to $1,500,000 by April 30, 1999 and further reduced at the rate of $100,000 per month on the first business day of each month commencing on October 1, 1999, continuing until February 1, 2000. Thereafter, the Overadvance will be recaptured in full with a final reduction in the amount of $1,000,000 to be made on March 1, 2000.

     2. In consideration of the foregoing, Borrower agrees to pay to Lender a transaction fee in the amount of $10,000 payable and fully earned upon the execution of this amendment and which transaction fee shall be in addition to all other fees set forth in the Loan Agreement.

Except as herein above specifically provided, the Loan Agreement, the Guaranty and all of the other Financing Agreements shall remain unmodified and in full force and effect.

Please signify your agreement with the foregoing by signing and returning to us the enclosed copy of this letter.

Very truly yours,

THE CIT GROUP/CREDIT FINANCE, INC.

By: /S/
   ---------------------------
Title:  VICE PRESIDENT


AGREED:

PHARMACEUTICAL FORMULATIONS, INC.

By: /S/ C. H. STRAUB
    ---------------------------------
Title:  SENIOR VICE PRESIDENT - CFO